                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      DM MANAGEMENT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                             DM MANAGEMENT COMPANY
                          NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS
                           TO BE HELD ON MAY 25, 1999
                                      AND
                                PROXY STATEMENT
                                   IMPORTANT
                     PLEASE MARK, SIGN AND DATE YOUR PROXY
                AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                                     [LOGO]

                                                                  April 12, 1999

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of DM Management Company. The meeting will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16(th) Floor, Boston, Massachusetts on Tuesday, May 25, 1999, beginning at 11:00 A.M., local time.

    As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so.

    Thank you for your cooperation, continued support and interest in DM Management Company.

                                          Sincerely,

                                                         [LOGO]

                                          Gordon R. Cooke
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             DM MANAGEMENT COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 25, 1999

    Notice is hereby given that the Annual Meeting of Stockholders of DM Management Company (the "Company") will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16(th) Floor, Boston, Massachusetts on Tuesday, May 25, 1999, beginning at 11:00 A.M., local time for the following purposes:

        1. To fix the number of directors that shall constitute the whole Board of Directors of the Company at six;

        2. To consider and vote upon the election of two Class C Directors;

        3. To amend the Certificate of Incorporation of the Company to change the name of the Company to "The J. Jill Group, Inc."; and

        4. To transact such further business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 29, 1999 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                                         [LOGO]

                                          David R. Pierson
                                          SECRETARY

Boston, Massachusetts
April 8, 1999

                             YOUR VOTE IS IMPORTANT

             PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR
                   NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                             DM MANAGEMENT COMPANY
                            25 RECREATION PARK DRIVE
                          HINGHAM, MASSACHUSETTS 02043
                                 (781) 740-2718

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 25, 1999

    This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 12, 1999 in connection with the solicitation by the Board of Directors of DM Management Company (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on Tuesday, May 25, 1999, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders' directions. Stockholders are encouraged to vote on the matters to be considered. However, if no choice has been specified by a stockholder, the shares will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company's Secretary in writing or by orally notifying the Company in person.

    The Board of Directors of the Company (the "Board") has fixed the close of business on March 29, 1999, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the record date, there were issued and outstanding 9,776,165 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to cast 9,776,165 votes.

    The By-Laws of the Company provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Thus, shares voted to abstain as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for purposes of determining a quorum. Any stockholder who attends the Annual Meeting may not withhold his shares from the quorum count by declaring such shares absent from the Annual Meeting.

    Passage of the proposal to fix the number of directors constituting the whole Board requires the approval of a majority of the votes properly cast. Abstentions and broker non-votes as to this proposal do not count as votes for or against the proposal. The Class C Directors will be elected by a plurality of the votes properly cast. Abstentions and broker non-votes as to this election do not count as votes for or against such election. Passage of the proposal to amend the Certificate of Incorporation requires the affirmative vote of a majority of the shares of Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

    Votes will be tabulated by the Company's transfer agent, State Street Bank and Trust Company.

                            PROPOSALS ONE AND TWO--
              FIXING NUMBER OF DIRECTORS AND ELECTION OF DIRECTORS

    The Company's By-Laws provide for a Board of Directors consisting of from two to seven members. Within such limits, the number of directors constituting the whole Board is determined by the stockholders at the annual meeting of stockholders, and may be increased or decreased by the stockholders or the directors from time to time. The Board is divided into three classes, labeled Class A, Class B and Class C, each containing, insofar as possible, an equal number of directors. Directors are elected to serve for three-year terms, and until their respective successors are duly elected and qualified, with the term of one of the three classes expiring each year at the Company's annual meeting or special meeting in lieu thereof.

    The number of directors constituting the whole Board is currently fixed at six, and the Board currently consists of two Class A Directors, two Class B Directors and two Class C Directors.

    The terms of the Company's two Class C Directors, Gordon R. Cooke and Thomas
J. Litle, will expire at the Annual Meeting. The Company's current Class A Directors are William E. Engbers and Samuel L. Shanaman. Their terms as directors will expire at the Company's 2000 annual meeting of stockholders or special meeting in lieu thereof. The Company's current Class B directors are Walter J. Levison and Ruth M. Owades. Their terms as directors will expire at the Company's 2001 annual meeting of stockholders or special meeting in lieu thereof.

    The Board has recommended that the number of directors constituting the whole Board be fixed at six and has nominated Mr. Cooke and Mr. Litle for election as Class C Directors, to serve until the Company's 2002 annual meeting of stockholders or special meeting in lieu thereof, and until their successors are duly elected and qualified.

    The nominees have agreed to serve as Directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that any of them is unable or declines to serve as director at the time of the Annual Meeting, proxies may be voted for such other nominee as is then designated by the Board.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT SIX AND FOR THE ELECTION OF MR. COOKE AND MR. LITLE AS CLASS C DIRECTORS.

                                 PROPOSAL THREE
              AMENDING THE COMPANY'S CERTIFICATE OF INCORPORATION

    The Company's Certificate of Incorporation currently provides that the Company's name is "DM Management Company." After considering a variety of factors, including the rapid growth of the J. JILL concept, its significant current and expected future contribution to the Company's overall business and the importance of aligning customer and investor identification of the Company with the J. JILL concept, the Board of Directors has determined that it is in the best interests of the Company to amend the Certificate of Incorporation to change the Company's name to "The J. Jill Group, Inc."

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "THE J. JILL GROUP, INC."

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning each director and nominee for election as a director and each executive officer of the
Company:

NAME                                     AGE                                     POSITION
-----------------------------------      ---      ----------------------------------------------------------------------
Gordon R. Cooke*...................          53   President, Chief Executive Officer and Chairman of the Board of
                                                    Directors; Director
Dennis J. Adomaitis................          48   President--J. JILL Retail
Kevin E. Burns.....................          47   Senior Vice President/General Manager
Olga L. Conley.....................          41   Chief Financial Officer, Senior Vice President--Finance and Treasurer
Jane B. Dunning....................          47   Vice President of Merchandising--NICOLE SUMMERS
John J. Hayes......................          43   Executive Vice President of Marketing
Patricia C. Lee....................          35   President--J. JILL Merchandising
Peter J. Tulp......................          45   Vice President/Controller
William E. Engbers(1)(2)...........          56   Director
Walter J. Levison(1)(2)............          80   Director
Thomas J. Litle*(2)................          58   Director
Ruth M. Owades(1)..................          50   Director
Samuel L. Shanaman.................          57   Director

------------------------

*   Nominee for re-election as a Director.

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    GORDON R. COOKE has been President and Chief Executive Officer of the Company and a director since joining the Company in December 1995 and Chairman of the Board of Directors since August 1997. Mr. Cooke served as President of Time-Warner Interactive Merchandising, a division of Time Warner Inc., a media conglomerate, from November 1993 until December 1995. Mr. Cooke is a director of Geerlings & Wade, Inc.

    DENNIS J. ADOMAITIS has been President--J. JILL Retail since joining the Company. Prior to joining the Company, Mr. Adomaitis served in a variety of positions at Time Warner Inc., including Executive Vice President and Senior Vice President of the Warner Bros. Studio Stores International Division and Senior Vice President--Operations of the Warner Bros. Studio Stores Division.

    KEVIN E. BURNS has been Senior Vice President/General Manager since joining the Company in November 1997. From December 1994 until October 1997 he served as Director of Customer Logistics for Ryder Integrated Logistics, Inc., a provider of third party integrated transportation and distribution/ logistics services and a subsidiary of Ryder Systems, Inc. From November 1993 Until December 1994 he was General Manager of DSC Logistics, Inc., a private company providing third party warehousing and distribution services.

    OLGA L. CONLEY has been Chief Financial Officer since August 1997, Senior Vice President--Finance since May, 1998 and Treasurer since August 1993. She also served as Vice President of Finance from June, 1996 until May, 1998.

    JANE B. DUNNING has been Vice President of Merchandising--NICOLE SUMMERS since joining the Company in December 1998. Ms. Dunning served from October 1998 until December 1998 as Merchandising Manager for Women's Casual Wear, and from March 1998 until October 1998 as Product Line Manager for Women's Outerwear, at L.L. Bean, Inc., a clothing and outdoor equipment retailer. From August 1995 until February 1998 she was a Merchandising Manager for Product Development of the Direct Sales Division of Nordstrom, Inc., a clothing retailer. Before that she was a Product Manager for Egghead, Inc., a computer software and peripherals retailer.

    JOHN J. HAYES has served as Executive Vice President of Marketing since joining the Company in May 1996. From September 1990 until May 1996, Mr. Hayes served as Vice President, Marketing and Catalog Production, of Bloomingdale's By Mail, a division of Federated Department Stores, Inc.

    PATRICIA C. LEE has been President--J. JILL Merchandising since March 1999. She also served as Executive Vice President--J. JILL from May 1998 until March 1999, as Vice President--J. JILL from December 1996 until May 1998 and as Director of Merchandising from November 1994 until December 1996.

    PETER J. TULP joined the Company in August 1997 as Corporate Controller and has been Vice President/ Controller since May 1998. From July 1994 until August 1997 Mr. Tulp was Group Controller of Mercer Management Consulting, Inc., an international general management consulting firm. From August 1993 until June 1994 he was Assistant Corporate Controller of Bolt Beranek and Newman, Inc., an international computer software and communications company.

    WILLIAM E. ENGBERS has been a director of the Company since July 1990. He is a venture capital consultant and was Director, Venture Capital of Allstate Insurance Company from June 1989 until January 1999. Mr. Engbers is a director of La Jolla Pharmaceutical Company.

    WALTER J. LEVISON has been a director of the Company since March 1992. Since October 1982, Mr. Levison has been a general partner of the Aegis Venture Funds, a group of venture capital funds based in the Boston, Massachusetts area. He is also a director of Davox Corporation.

    THOMAS J. LITLE has been a director of the Company since May 1997. Since 1995 Mr. Litle has been the Chairman of LitleNet LLC, a company which he founded and which provides direct commerce connection and information sharing services to the direct marketing industry. From 1985 to 1995, he was Chairman and Chief Executive Officer of Litle & Company, which provided information sharing, payment processing and electronic network services for the direct marketing industry. Mr. Litle is a director of SkyMall, Inc.

    RUTH M. OWADES has been a director of the Company since May 1997. Since 1988, Ms. Owades has been President and Chief Executive Officer of Calyx & Corolla, Inc., a catalog business which she founded and which offers consumers fresh-cut flowers and plants. Ms. Owades is a director of Providian Financial Corporation, a consumer lender.

    SAMUEL L. SHANAMAN has been a director of the Company since July 1990. From June 1990 until March 1998 he held a number of positions with the Company, including President and Chief Executive

Officer, Chief Financial Officer, Treasurer, Chief Operating Officer, Executive Vice President and Vice President--Finance.

    The Company's executive officers are elected by the directors and hold office until the first directors' meeting after the next annual meeting of stockholders or special meeting in lieu thereof, and thereafter until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them, or until they sooner die, resign, are removed or become disqualified.

COMMITTEES AND MEETINGS OF THE BOARD

    During the fiscal year ended December 26, 1998 ("fiscal 1998"), the Board met four times and acted twice by unanimous written consent. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he or she served.

    The Board currently has two committees. The Audit Committee (currently composed of Messrs. Engbers, Levison and Litle) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met once during fiscal 1998. The Compensation Committee (currently composed of Messrs. Engbers and Levison and Ms. Owades) makes general policy decisions relating to compensation and benefits for the Company's employees, including decisions with respect to compensation for the Company's executive officers, and administers the Company's stock option and employee stock purchase plans. The Compensation Committee met five times during fiscal 1998 and acted three times by unanimous written consent.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

DIRECTORS' COMPENSATION

    Each member of the Board of Directors who is not an employee of the Company or any parent or subsidiary of the Company (an "Outside Director") receives an annual retainer ($10,000 in 1998 and $15,000 in 1999) and a fee of $1,000 for each meeting of the Board of Directors attended. Directors who are employees of the Company are not paid any separate fees for serving as directors.

    Under the Company's Amended and Restated 1993 Incentive and Nonqualified Stock Option Plan (the "1993 Stock Option Plan"), each Outside Director is automatically granted an option to purchase 20,000 shares of Common Stock upon first joining the Board of Directors. Such option is immediately vested in full unless otherwise determined by the Compensation Committee of the Board of Directors prior to grant. In addition, in connection with each annual meeting of stockholders each Outside Director who has served for at least six months before the meeting and continues to serve at the meeting is automatically granted an option to purchase 7,500 shares of Common Stock. Such option is immediately vested in full. All options automatically granted to Outside Directors under the 1993 Stock Option Plan have exercise prices equal to the closing price of the Common Stock on the date of grant as reported by the Nasdaq National Market and expire on the seventh anniversary of the date of grant.

EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation for services rendered in all capacities to the Company for fiscal 1998, the fiscal year ended December 27, 1997 ("fiscal 1997"), the twelve months ended December 28, 1996 (the "Twelve Month Period") and the fiscal year ended June 29, 1996 ("fiscal 1996") of the Chief Executive Officer of the Company and the four other most highly paid executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                             ANNUAL COMPENSATION               COMPENSATION
                                                  ------------------------------------------      AWARDS
                                                                                 OTHER        ---------------
                                                                                 ANNUAL         SECURITIES        ALL OTHER
       NAME AND                                    SALARY(2)    BONUS(3)    COMPENSATION(4)     UNDERLYING     COMPENSATION(6)
  PRINCIPAL POSITION           PERIOD(1)              ($)          ($)            ($)          OPTIONS(5)(#)         ($)
----------------------  ------------------------  -----------  -----------  ----------------  ---------------  ----------------
Gordon R. Cooke.......  Fiscal 1998                $ 439,903    $ 437,500      $        *          150,000        $  123,768
  President, Chief      Fiscal 1997                  338,952      397,506          80,800          150,000             2,020
  Executive Officer     Twelve Month Period          300,020      225,006         144,908          112,500               585
  and                   Fiscal 1996                  150,010      135,000          49,500          262,500               120
  Chairman of the
  Board
  of Directors

John J. Hayes.........  Fiscal 1998                  218,176      110,500               *           50,000             3,108
  Executive Vice        Fiscal 1997                  187,017       74,998               *           52,500             2,020
  President             Twelve Month Period          127,591       26,249               *          105,000                60
  of Marketing          Fiscal 1996                   18,172            0               *          105,000                 0

Patricia C. Lee.......  Fiscal 1998                  189,332      118,500               *          100,000             3,108
  President--J. JILL    Fiscal 1997                  119,239       58,001               *           60,000             2,020
  Merchandising         Twelve Month Period           83,677        4,000               *           39,000               355
                        Fiscal 1996                   78,036            0               *                0               120

Olga L. Conley........  Fiscal 1998                  158,173       87,500               *           50,000             3,108
  Chief Financial       Fiscal 1997                  118,080       48,001               *           37,500             2,020
  Officer,              Twelve Month Period           88,500       15,000               *           57,000               364
  Senior Vice           Fiscal 1996                   80,096            0               *           27,000               120
  President--
  Finance and
  Treasurer

Kevin E. Burns........  Fiscal 1998                  157,789       79,500               *                0             2,949
  Senior Vice           Fiscal 1997                   25,962       30,000               *          112,500               588
  President/            Twelve Month Period               --           --              --               --                --
  General Manager       Fiscal 1996                       --           --              --               --                --

------------------------------

(1) Amounts reported for the Twelve Month Period include amounts for the last six months of fiscal 1996, which are also included in amounts reported for fiscal 1996.

(2) Amounts reported for each period include amounts deferred by the named individuals pursuant to the Company's 401(k) Plan and Trust. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.

(3) Amounts reported for each period include amounts earned with respect to that period but paid in the subsequent period.

(4) In accordance with the rules of the Securities and Exchange Commission, perquisites and other benefits, securities and property that, in the aggregate, do not equal or exceed the lesser of either $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer for the period in question do not need to be reported, and in such cases an asterisk appears in the table. Amounts reported for Mr. Cooke include $80,700 for fiscal 1997 and $72,000 for the Twelve Month Period for living expenses and $72,800 for the Twelve Month Period and $49,500 for fiscal 1996 for relocation expenses.

(5) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the executive officers during any of the reported periods. The number of securities underlying all options reported in this column has been adjusted to reflect the Company's 3-for-2 stock split in the form of a stock dividend paid on June 30, 1998.

(6) The amounts reported include the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the named individuals during fiscal 1998, fiscal 1997, the Twelve Month Period and fiscal 1996, respectively: Mr. Cooke, $108, $120, $110 and $120; Mr. Hayes, $108, $120, $60 and $0; Ms. Lee, $108, $120, $120 and $120; Ms. Conley,
    $108, $120, $120 and $120; and Mr. Burns, $108, $20, $0 and $0. The amounts reported also include the following Company matching contributions pursuant to the Company's 401(k) Plan and Trust for fiscal 1998, fiscal 1997, the Twelve Month Period and fiscal 1996, respectively, for the benefit of the named individuals: Mr. Cooke, $3,000, $1,900, $475 and $0; Mr. Hayes, $3,000, $1,900, $0 and $0; Ms. Lee $3,000,
    $1,900, $235 and $0; Ms. Conley, $3,000, $1,900, $244 and $0; and Mr. Burns,
    $2,841, $568, $0 and $0. The amount reported for Mr. Cooke for fiscal 1998 also includes $8,050 paid by the Company with respect to the term life portion of a "split-dollar" life insurance policy naming Mr. Cooke as beneficiary and $112,610 paid by the Company representing the remainder of the policy premium.

OPTION GRANTS

    The following table sets forth certain information regarding stock options granted during fiscal 1998 by the Company to the individuals named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                                           INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                        -------------------------------------------------------      ANNUAL RATES OF
                                                         PERCENT OF                                    STOCK PRICE
                                          NUMBER OF     TOTAL OPTIONS    EXERCISE                    APPRECIATION FOR
                                        SHARES UNDER-    GRANTED TO     PRICE PER                    OPTION TERM (2)
                                        LYING OPTIONS   EMPLOYEES IN      SHARE     EXPIRATION   ------------------------
NAME                                    GRANTED(#)(1)    FISCAL 1998      ($/SH)       DATE        10%($)       5%($)
--------------------------------------  -------------  ---------------  ----------  -----------  ----------  ------------
Gordon R. Cooke.......................      150,000(3)         26.9%    $  10.4583    01/05/05   $  638,639  $  1,488,300

John J. Hayes.........................       37,500(4)          6.7%       20.8333    05/28/05      318,047       741,185
                                             12,500(5)          2.2%       10.125     09/24/05       51,524       120,072

Patricia C. Lee.......................       75,000(4)         13.5%       20.8333    05/28/05      636,094     1,482,370
                                             25,000(5)          4.5%       10.125     09/24/05      103,047       240,144

Olga L. Conley........................       37,500(4)          6.7%       20.8333    05/28/05      318,047       741,185
                                             12,500(5)          2.2%       10.125     09/24/05       51,524       120,072

Kevin E. Burns........................            0              --        --               --           --            --

------------------------

(1) All of these options were granted under the 1993 Stock Option Plan. These options are exercisable during the holder's lifetime only by the holder, and by the holder only while the holder is an employee of the Company, and for certain limited periods of time thereafter in the event of retirement, death or termination of employment other than for cause. In addition, in the event of death of the option holder while an employee of the Company and before expiration of the option, these options vest in full. These options also are subject to accelerated vesting in the event that a "Qualified Sale" occurs and immediately prior to the closing of such Qualified Sale the holder is an employee of the Company. Immediately prior to such closing each such option shall become exercisable as to the number of shares subject to the option, up to 100%, equal to two times the number of shares as to which the option otherwise would have been exercisable immediately prior to such closing. "Qualified Sale" means the sale of all or substantially all of the assets or issued and outstanding capital stock of the Company or a merger or consolidation involving the Company in which stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger of consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of the capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation. The number of shares underlying options granted reported in this column has been adjusted to reflect the Company's 3-for-2 stock split in the form of a stock dividend paid on June 30, 1998.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

(3) This option vested as to 25% of the shares which may be purchased thereunder on January 5, 1999 and as to an additional one forty-eighth ( 1/48) of the shares on the 5th day of each month thereafter through January, 2002.

(4) This option vests as to 20% of the shares which may be purchased thereunder on May 28, 1999 and as to an additional one sixtieth ( 1/60) of the shares on the 28(th) day of each month thereafter through May, 2003.

(5) This option vests as to 25% of the shares which may be purchased thereunder on September 24, 1999 and as to an additional one forty-eighth ( 1/48) of the shares on the 24(th) day of each month thereafter through September, 2002.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth certain information concerning the number and value of stock options exercised by each of the individuals named in the Summary Compensation Table during fiscal 1998 and of unexercised stock options held by each of such individuals on December 26, 1998:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                                  VALUE OF UNEXERCISED
                                                                     NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                                                        OPTIONS HELD AT                  HELD AT
                                        SHARES                        DECEMBER 26, 1998(#)       DECEMBER 26, 1998($)(3)
                                      ACQUIRED ON       VALUE      --------------------------  ---------------------------
                                     EXERCISE(#)(1) REALIZED($)(2) EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                                     -------------  -------------  -----------  -------------  ------------  -------------
Gordon R. Cooke....................       45,000     $ 1,043,438      213,250        293,750   $  2,684,628   $ 2,370,185
John J. Hayes......................       20,000         250,834       50,000        137,500        511,458       909,896
Patricia C. Lee....................       14,625         134,930       19,525        166,675        151,489       718,822
Olga L. Conley.....................       18,000         104,835       37,250        107,250        384,635       609,427
Kevin E. Burns.....................            0               0       24,374         88,126         88,356       319,457

------------------------

(1) The number of shares acquired on exercise reported in this column has been adjusted to reflect the Company's 3-for-2 stock split in the form of a stock dividend, paid on June 30, 1998.

(2) Value is based on the last sales price of the Common Stock on the exercise date, as reported by The Nasdaq Stock Market, less the applicable option exercise price.

(3) Value is based on the last sales price of the Common Stock before the end of fiscal 1998 ($14.375 per share on December 26, 1998), as reported by The Nasdaq Stock Market, less the applicable option exercise price.

CERTAIN EMPLOYMENT AND SEVERANCE ARRANGEMENTS

    In connection with the hiring of Gordon R. Cooke as President and Chief Executive Officer of the Company in December 1995, Mr. Cooke and the Company entered into an employment agreement which, among other things, provides that if Mr. Cooke's employment is terminated by the Company other than for just cause (as defined in the agreement), the Company will make severance payments to Mr. Cooke in an aggregate amount equal to Mr. Cooke's annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary would have been paid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors is composed of independent, non-employee directors. The Committee currently consists of Messrs. Engbers and Levison and Ms. Owades, who were the only members of the Committee during fiscal 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION POLICY

    During fiscal 1998 the Company's compensation package for its executive officers had three principal components: (1) base salary, (2) bonus, and (3) stock options. The Company's executive officers were also eligible to participate in other employee benefit plans on substantially the same terms as other senior management employees and other employees who met applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans.

    Base salary levels for the Company's executive officers are intended to be fair and competitive in the Company's industry. Base salaries for executive officers are reviewed annually, and any adjustments are based on such factors as individual performance, change in responsibilities and market-based comparisons with other comparable companies.

    Under the Company's bonus plan for fiscal 1998, bonuses for the Company's executive officers were based on a percentage of base salary and conditioned on the Company's ability to achieve its financial plan. Assigned bonus percentages varied depending on the Compensation Committee's view of the importance of the executive officer's contribution to the Company's ability to achieve its financial plan. The Compensation Committee was also authorized under the fiscal 1998 bonus plan to award additional bonuses in its discretion based upon such performance factors as it determined to be appropriate.

    Stock option awards are intended to provide the Company's executive officers with longer term incentives that align their interests with those of the Company's stockholders more generally. The Compensation Committee granted additional stock options to most of the Company's current executive officers during fiscal 1998.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Cooke's base salary during fiscal 1998 was at the rate of $375,000 per annum until June 28, 1998 and $500,000 per annum thereafter. Mr. Cooke received bonuses for fiscal 1998 under the Company's 1998 Incentive Compensation Plan totaling $437,500 as follows: (a) a bonus of $187,500 (100% of his base salary for the Spring 1998 season) as a result of the Company's having exceeded its operating income goal for the Spring 1998 season and (b) a bonus of $250,000 (100% of his base salary for the Fall 1998 season) as a result of the Company's having exceeded its operating income goal for the Fall 1998 season. The Company also paid or reimbursed Mr. Cooke for certain living expenses through June 28, 1998. During fiscal 1998 Mr. Cooke was granted an option to purchase 150,000 shares of Common Stock at $10.4583. The Company also paid $120,660 in premiums with respect to a $5,000,000 "split-dollar" life insurance policy for the benefit of Mr. Cooke.

    In setting Mr. Cooke's compensation for fiscal 1998, the Compensation Committee considered the compensation payable to the chief executive officers at other public companies in the Company's industry and the Company's outstanding performance under Mr. Cooke's leadership. As in the past, a significant portion of Mr. Cooke's cash compensation consisted of bonuses under the Company's incentive compensation plan, payment of which was dependent upon the Company's achieving its seasonal operating income goals.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

William E. Engbers
Walter J. Levison (CHAIRMAN)
Ruth M. Owades

PERFORMANCE GRAPH

    The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of two broad market indexes, the Nasdaq Stock Market Index for U.S. Companies and the Russell 2000 Index, and two peer groups of companies selected on a line-of-business basis. One of these peer groups (the "old peer group") is the peer group that was used in the performance graph contained in the proxy statement for the annual meeting of stockholders held in May 1998 and consists of Blair Corporation, Damark International Inc., Geerlings & Wade, Inc., Hanover Direct, Inc., Lands' End, Inc., Lillian Vernon Corp., The Right Start, Inc., Spiegel, Inc. and Williams-Sonoma Incorporated. The other peer group (the "new peer group") consists of Blair Corporation, Brylane Inc., Coldwater Creek Inc., dELiA's Inc., Geerlings & Wade, Inc., Genesis Direct, Inc., Hanover Direct, Inc., Lands' End, Inc., Lillian Vernon Corp., Spiegel, Inc., and Williams-Sonoma Incorporated. The change in the peer group reflects the addition of new direct marketing companies and the deletion of companies no longer active in the direct marketing industry. The return for each issuer in the peer groups is weighted according to the issuer's stock market capitalization.

    The cumulative stockholder return for shares of the Company's Common Stock is calculated assuming $100 was invested on November 2, 1993, the date on which the Company's Common Stock commenced trading on The Nasdaq Stock Market. The cumulative stockholder returns for the market indexes and the peer groups are calculated assuming $100 was invested on October 31, 1993. The Company paid no cash dividends during the periods shown. The performance of the market indexes and the peer groups is shown on a total return (dividends reinvested) basis.

                COMPARISON OF 62 MONTH CUMULATIVE TOTAL RETURN*
               AMONG DM MANAGEMENT COMPANY, THE RUSSEL 2000 INDEX
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     A NEW PEER GROUP AND AN OLD PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              DM MANAGEMENT        NEW PEER      OLD PEER      RUSSELL      NASDAQ STOCK

                        COMPANY         GROUP         GROUP         2000      MARKET (U.S.)
11/2/93                    $100          $100          $100         $100               $100
6/94                       $100           $91           $88          $93                $91
6/95                        $37           $73           $71         $112               $122
6/96                        $49           $71           $72         $139               $156
12/96                       $37           $66           $66         $147               $170
12/97                      $156           $78           $77         $180               $208
12/98                      $285           $82           $98         $179               $292

    * $100 INVESTED ON 11/2/93 IN STOCK OR ON 10/31/93 IN INDEX--INCLUDING REINVESMENT OF DIVIDENDS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    At the close of business on March 29, 1999, there were issued and outstanding 9,776,165 shares of Common Stock entitled to cast 9,776,165 votes. On March 29, 1999, the closing price of the Company's Common Stock as reported by The Nasdaq Stock Market was $16.625 per share.

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 29, 1999 by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director and nominee for director of the Company, (iii) each of the persons named in the Summary Compensation Table and (iv) all current executive officers and directors of the Company as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock issuable by the Company pursuant to options which may be exercised within 60 days after March 29, 1999 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by the applicable person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

                                                                                             SHARES BENEFICIALLY
                                                                                                  OWNED(1)
                                                                                           -----------------------
NAME                                                                                         NUMBER      PERCENT
-----------------------------------------------------------------------------------------  ----------  -----------
Amvescap PLC and affiliates(2)...........................................................   1,041,350        10.7%
  1315 Peachtree Street, N.E.
  Atlanta, GA 30309
Pilgrim Baxter & Associates, Ltd.(3).....................................................     964,200         9.9%
  825 Duportail Road
  Wayne, PA 19087
Kevin E. Burns(4)........................................................................      35,894       *
Olga L. Conley(5)........................................................................      64,692       *
Gordon R. Cooke(6).......................................................................     329,695         3.3%
William E. Engbers(7)....................................................................      15,150       *
John J. Hayes(8).........................................................................     117,131         1.2%
Patricia C. Lee(9).......................................................................      66,299       *
Walter J. Levison(10)....................................................................      51,306       *
Thomas J. Litle(11)......................................................................      43,500       *
Ruth M. Owades(12).......................................................................      43,500       *
Samuel L. Shanaman(13)...................................................................     233,906         2.4%
All current directors and executive officers as group (13 persons)(14)...................   1,015,923         9.8%

------------------------

*   Less than one percent.

(1) The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2) The Company has received a copy of a report on Schedule 13G, with a signature dated February 8, 1999, filed by AMVESCAP PLC, AVZ, Inc., Aim Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital

    Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., INVESCO Realty Advisors, Inc., INVESCO (NY) Asset Management, Inc., INVESCO MIM Management Limited and INVESCO Asset Management Limited. The report stated that the reporting persons hold the securities covered by the report on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities, and that the interest of any such persons does not exceed 5% of the Common Stock of the Company. The report also states that each of the reporting persons held shared voting and dispositive power with respect to such securities.

(3) The Company has received a copy of a report on Schedule 13G, with a signature dated February 9, 1999, filed by Pilgrim Baxter & Associates, Ltd. ("Pilgrim"). The report states that Pilgrim has sole voting and dispositive power with respect to such securities.

(4) Includes 8,750 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following March 29, 1999.

(5) Includes 44,000 shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days following March 29, 1999.

(6) Includes 263,771 shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days following March 29, 1999. Also includes 600 shares held by Mr. Cooke's daughters.

(7) Includes 150 shares held by Mr. Engbers' wife. Mr. Engbers disclaims beneficial ownership of the shares held by his wife. Also includes 7,500 shares issuable upon the exercise of an outstanding stock option held by Mr. Engbers currently exercisable or exercisable within sixty days following March 29, 1999.

(8) Includes 60,625 shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days following March 29, 1999.

(9) Includes 43,572 shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days following March 29, 1999.

(10) Includes 33,000 shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days following March 29, 1999

(11) Represents shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days of March 29, 1999.

(12) Represents shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days of March 29, 1999.

(13) Includes 7,500 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following March 29, 1999.

(14) Includes shares listed in notes 4 to 13. Also includes 15,000 shares issuable to executive officers not named in this table upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days of March 29, 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1998 and Form 5 and amendments thereto furnished to the Company with respect to fiscal 1998, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner except as previously reported.

                        INFORMATION CONCERNING AUDITORS

    The accounting firm of PricewaterhouseCoopers L.L.P., which has served as the Company's principal independent accountants continuously since the Company's formation, was selected by the Board to continue in that capacity for fiscal 1999. A representative of PricewaterhouseCoopers L.L.P. is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions presented at the Annual Meeting.

                                  SOLICITATION

    No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                             STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy statement and form of proxy for the annual meeting scheduled to be held in May 2000, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was mailed on or about April 12, 1999, so the date by which proposals are required to be received under Rule 14a-8 will be December 15, 1999.

    In addition, the By-Laws of the Company provide that for business to be properly brought before any annual meeting of stockholders by any stockholder or for the nomination by a stockholder of a candidate for election to the Board of Directors, the stockholder must give timely notice thereof in writing to the Secretary of the Company not less than 60 days before the date of the annual meeting; provided, however, that if an annual meeting of stockholders is to be held on a date prior to the date for the annual meeting specified in the By-Laws, and if less than 70 days' notice or prior public disclosure of the date of such annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of such annual meeting was mailed or the day on which public disclosure was made of the date of such annual meeting. If next year's annual meeting is held on the date specified in the By-laws, the deadline for submission of notice will be March 12, 2000, and any proposal or nomination submitted after March 12, 2000 will be untimely. The By-Laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Any proposals should be mailed to: Secretary, DM Management Company, 25 Recreation Park Drive, Hingham, Massachusetts 02043.

                                 MISCELLANEOUS

    The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                             AVAILABLE INFORMATION

    Stockholders of record on March 29, 1999 will receive a Proxy Statement and the Company's 1998 Annual Report, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder entitled to receive this Proxy Statement who requests it in writing. Please submit any such written request to Olga L. Conley, Chief Financial Officer, DM Management Company, 25 Recreation Park Drive, Hingham, Massachusetts 02043.

                            DM MANAGEMENT COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            DM MANAGEMENT COMPANY

  A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE
                              ENCLOSED ENVELOPE.

    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 1999

The undersigned stockholder of DM Management Company (the "Company"), revoking all prior proxies, hereby appoints Gordon R. Cooke and Olga L. Conley, or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Foley, Hoag & Eliot, LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Tuesday, May 25, 1999, beginning at 11:00 a.m. local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting dated April 8, 1999 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournment thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention to vote the shares represented hereby in person prior to the exercise of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

------------------------------------------------------------------------------
/PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED   /
/                                 ENVELOPE.                                  /
------------------------------------------------------------------------------


------------------------------------------------------------------------------
/ Please sign exactly as your name(s) appear(s) on stock certificate. If     /
/ stockholder is a corporation, please sign in full corporate name by        /
/ president or other authorized officer, and, if a partnership, please       /
/ sign full partnership name by an authorized person.                        /
------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

-------------------------------------          -------------------------------

-------------------------------------          -------------------------------

-------------------------------------          -------------------------------

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-------------------------------------------------                                                        FOR   AGAINST   ABSTAIN
            DM MANAGEMENT COMPANY                        1. To fix the number of directors that shall   /  /     /  /      /  /
-------------------------------------------------           constitute the whole Board of Directors
                                                            of the Company at six.

Mark box at right if an address change or    /  /
comment has been noted on the reverse side
of this card.

                                                         2. To elect the following nominees as          FOR ALL   WITH-   FOR ALL
                                                            Class C Directors of the Company.          NOMINEES   HOLD    EXCEPT

RECORD DATE SHARES:                                         GORDON R. COOKE                              /  /     /  /     /  /
                                                            THOMAS J. LITLE

                                                            NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE,
                                                            MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME OF
                                                            THE NOMINEE. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE.

                                                                                                          FOR   AGAINST   ABSTAIN
                                                         3. To amend the Company's Certificate of        /  /     /  /      /  /
                                                            Incorporation to change the name of the
                                                            Company to "The J. Jill Group, Inc."
Please be sure to sign           ------------------------
 and date this Proxy.            / DATE
---------------------------------------------------------
/                                                       /
/                                                       /   Please promptly date and sign this proxy and mail it in the enclosed
/                                                       /   envelope to ensure representation of your shares. No postage need be
/                                                       /   affixed if mailing in the United States.
------Stockholder sign here------Co-owner sign here------

DETACH CARD                                                                                                          DETACH CARD

                            DM MANAGEMENT COMPANY

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held May 25, 1999.

Sincerely,

DM Management Company